JOINT FILING AGREEMENT

          The undersigned hereby agree as follows:

     (i)  Each of them agrees that the Amendment No. 2 to Schedule 13D to which this Agreement is attached as an exhibit is filed on behalf of each of them.

     (ii)  Each of them is responsible for the timely filing of such Amendment No. 2 to Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: October 23, 2003	Wendell H. Murphy

/s/ Mark Roberts Mark Roberts Attorney-in-Fact

Harry D. Murphy

/s/ Mark Roberts Mark Roberts Attorney-in-Fact

Joyce Murphy Minchew

/s/ Mark Roberts Mark Roberts Attorney-in-Fact

Wendell H. Murphy, Jr.

/s/ Mark Roberts Mark Roberts Attorney-in-Fact

Wendy Murphy Crumpler

/s/ Mark Roberts Mark Roberts Attorney-in-Fact

Stratton K. Murphy

/s/ Mark Roberts Mark Roberts Attorney-in-Fact

Marc D. Murphy

/s/ Mark Roberts Mark Roberts Attorney-in-Fact

Angela Norman Brown

/s/ Mark Roberts Mark Roberts Attorney-in-Fact